UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                        _________________

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                         December 9, 2004
        ________________________________________________
        Date of Report (Date of earliest event reported)


                        Molex Incorporated
     ______________________________________________________
     (Exact name of registrant as specified in its charter)


          Delaware             0-7491         36-2369491
      ________________      ____________    ______________
      (State or other       (Commission      (IRS Employer
        jurisdiction        File Number)    Identification
     of incorporation)                           No.)


     2222 Wellington Court, Lisle, Illinois          60532
    ________________________________________      __________
    (Address of principal executive offices)      (Zip Code)


                            (630) 969-4550
      ____________________________________________________
      (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 4.01      Changes in Registrant's Certifying Accountant.
_________      ______________________________________________

     The Audit Committee of Molex's Board of Directors engaged Ernst & Young LLP ("E&Y") to serve as the Company's independent registered public accounting firm as of December 9, 2004. As previously disclosed, Deloitte & Touche LLP ("Deloitte"), Molex's former independent registered public accounting firm, resigned on November 13, 2004.

     During the two most recent fiscal years and through December 9, 2004, the Company has not consulted with E&Y regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
(ii) any matter that was either the subject of a disagreement, as that term is defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event required to be reported under paragraph 304(a)(1)(v) of Regulation S-K.

     In connection with the potential engagement of E&Y, Molex and E&Y discussed the nature of the matters described in Item
4.01 of Molex's Current Report on Form 8-K filed with the Commission on November 18, 2004 and in the Amendment to such Form 8-K (including the letter of Deloitte filed as an exhibit thereto) filed with the Commission on December 1, 2004, including the reportable event disclosed therein and the matter that was the subject of a disagreement, as that term is defined in paragraph 304(a)(1)(iv) of Regulation S-K, with Deloitte. Molex has determined to adopt a number of measures designed to strengthen Molex's accounting and financial reporting infrastructure and processes, including Molex's intention to add a new director to the Board who would serve on the Audit Committee and qualify as a "financial expert," to hire a Chief Financial Officer to replace the Company's Acting Chief Financial Officer, who would continue to serve as an Executive Vice President and President, Far East South of Molex, and to conduct management and Audit Committee training on accounting, financial reporting and internal controls. In addition, Molex has taken other actions in connection with the transition to E&Y, including those described in the fifth paragraph under Item 5.02 herein.



Item 5.02    Departure of Directors or Principal Officers;
             Election of Directors; Appointment of Principal Officers.
_________    _________________________________________________________

     The Molex Board of Directors named Frederick A. Krehbiel, Co-Chairman of the Board of Directors, as Chief Executive Officer of Molex effective December 9, 2004. The Board also reviewed
Molex's management succession plan and indicated that, while no definitive action has yet been taken by the Board, the current expectation is that Martin P. Slark, Molex's President and Chief Operating Officer, would replace Mr. Krehbiel as Chief Executive Officer during the first fiscal quarter following the end of Molex's current fiscal year on June 30, 2005.

     Frederick A. Krehbiel, age 63, has served as a director of Molex since 1972. In addition to his appointment as Chief Executive Officer, Mr. Krehbiel will continue to serve as Co-Chairman of the Board. Mr. Krehbiel was elected Vice Chairman and Chief Executive Officer of Molex in 1988 and Chairman of the Board of Directors in 1993. He became Co-Chairman in 1999 and served as Co-Chief Executive Officer from 1999 to 2001. Mr. Krehbiel also serves on the board of directors of Tellabs, Inc.,
W. W. Grainger, Inc. and DeVry Inc.

     As previously disclosed, Frederick A. Krehbiel and John H. Krehbiel, Jr., the Co-Chairman of the Board, are brothers and Fred L. Krehbiel, the President of the Connector Products Division (Americas) and a director of Molex, is the son of John
H. Krehbiel, Jr. (collectively the "Krehbiel Family"). The members of the Krehbiel Family may be considered "control persons" of Molex. Reference is made to Molex's proxy statement filed with the SEC on September 15, 2004 for information regarding Frederick A. Krehbiel's employment arrangements with Molex.

     Martin P. Slark, age 49, has served as President and Chief Operating Officer of Molex since July 1, 2001 and as a director of Molex since 2000. Mr. Slark has worked at Molex since 1976 filling various administrative, operational and executive positions both internationally and domestically. Prior to his current position, he served as Executive Vice President from 1999-2001. Mr. Slark serves on the board of directors of Hub Group, Inc.

     In addition, the Board of Directors accepted the resignation of J. Joseph King from his positions as Molex's Vice Chairman, Chief Executive Officer and as a member of the Board of Directors on December 9, 2004. Mr. King will continue to serve Molex in a staff function with responsibilities that include strategic planning and coordination of certain Molex functional areas. The Board also accepted the resignation of Diane Bullock from her positions as Vice President and Treasurer. Ms. Bullock will continue to serve Molex in a staff function with responsibilities that include the coordination of Molex's global procurement and logistics strategy and overseeing Molex's global lean manufacturing program. Neither Mr. King nor Ms. Bullock will be elected an officer of Molex, nor will their positions involve or significantly influence accounting, financial reporting or internal controls. The Board of Directors' actions were taken to facilitate the transition to a new independent auditor and include the conditions requested by Molex's previous independent auditor.



Item 7.01    Regulation FD Disclosure.
_________    __________________________


     On December 9, 2004, Molex issued a press release announcing, among other things, the engagement of Ernst & Young
LLP as Molex's new independent public accounting firm and the appointment of Frederick A. Krehbiel as Chief Executive Officer.
The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 9.01   Financial Statements and Exhibits
_________   _________________________________

     The following exhibits are being furnished as part of this Form 8-K:

   Exhibit Number       Description
   ______________       ___________


      99.1              Press Release dated December 9, 2004





                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MOLEX INCORPORATED

Date: December 9, 2004         By: /s/ Louis A. Hecht
                                   ___________________________
                                   Louis A. Hecht
                                   Corporate Secretary and General
                                   Counsel






                                                     EXHIBIT 99.1



                                            Contact:  Neil Lefort
                               Vice President, Investor Relations
                                                   (630) 527-4344

         MOLEX ANNOUNCES ENGAGEMENT OF ERNST & YOUNG LLP
                     AS INDEPENDENT AUDITOR

Appoints new Chief Executive Officer and Announces CEO Succession
                              Plan


     Lisle,  IL, USA - December 9, 2004 --  Molex  Incorporated
(NASDAQ:   MOLX and MOLXA), a global electronic components
company, announced today that the Audit Committee of Molex's Board of Directors has engaged Ernst & Young LLP to serve as Molex's independent auditor. Molex also announced the appointment of Frederick A. Krehbiel, a current Co-Chairman of the Board of Directors, as the Company's Chief Executive Officer and provided guidance regarding Molex's Chief Executive Officer succession plan.

     Ernst & Young will commence serving as Molex's independent auditor effective immediately and will begin reviewing Molex's financial statements for the fiscal quarter ended September 30, 2004 under Statement of Auditing Standards No. 100 "Interim Financial Information". Molex plans to file an amendment to its Form 10-Q for the fiscal quarter ended September 30, 2004 as soon as practicable after Ernst & Young completes its review. Filing the planned amendment to the Form 10-Q after the SAS 100 review of the interim financial statements has been completed would make Molex current in its SEC filing obligations and in compliance with the applicable Nasdaq continued listing requirement.

     The Molex Board of Directors named Frederick A. Krehbiel, Co-Chairman of the Board of Directors, as Chief Executive Officer of Molex effective December 9, 2004. Mr. Krehbiel previously served as Molex's Chief Executive Officer from 1988 to 1998 and as its Co-Chief Executive Officer from 1999 to 2001. Molex also announced that its Board had reviewed Molex's Chief Executive Officer succession plan and advised that, while no definitive action has yet been taken by the Board, the current expectation is that Martin P. Slark, Molex's President and Chief Operating Officer, would replace Mr. Krehbiel as Chief Executive Officer during the first fiscal quarter following the end of Molex's current fiscal year on June 30, 2005.

     In addition, Molex announced that the Board of Directors accepted the resignation of J. Joseph King from his positions as Molex's Vice Chairman, Chief Executive Officer and as a member of the Board of Directors on December 9, 2004. Mr. King will continue to serve Molex in a staff function with responsibilities that include strategic planning and coordination of certain Molex functional areas. The Board also accepted the resignation of Diane Bullock from her positions as Vice President and Treasurer. Ms. Bullock will continue to serve Molex in a staff function with responsibilities that include the coordination of Molex's global procurement and logistics strategy and overseeing Molex's global lean manufacturing program. Neither Mr. King nor Ms. Bullock will be elected an officer of Molex, nor will their positions involve or significantly influence accounting, financial reporting or internal controls. The Board of Directors' actions were taken to facilitate the transition to a new independent auditor and include the conditions requested by Molex's previous independent auditor.

     Frederick A. Krehbiel, Co-Chairman of the Board of Directors and newly appointed Chief Executive Officer, stated "We are pleased to announce the engagement of Ernst & Young as our new independent auditors."

     Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Certain of these risks and uncertainties are set forth in Molex's 10-K and other documents filed with the Securities and Exchange Commission and include Molex's ability to timely comply with SEC and Nasdaq reporting obligations, continued listing of Molex's common stock and Class A common stock on the Nasdaq National Market, changes in key personnel, economic conditions in various regions, product and price
competition and foreign currency exchange  rate changes.   Molex
does  not undertake to  revise  these  forward-looking
statements   or  to  provide  any   updates   regarding
information contained in this release resulting from new information, future events or otherwise.

     The Company's Annual Report, as well as news releases and other supplementary financial data is available by accessing the Company's website at www.molex.com.

     Molex Incorporated is a 66-year-old manufacturer of electronic components, including electrical and fiber optic interconnection products and systems, switches and integrated products in 55 plants in 19 countries throughout the world.

     Nasdaq has modified and appended an "E" to the trading symbols for Molex common stock (MOLXE) and Class A common stock
(MOLAE) which will remain until Molex has remedied the previously disclosed non-compliance with Nasdaq listing requirements.